Exhibit 3.2

As amended October 6, 2021

BY-LAWS

OF

OSHKOSH CORPORATION
(a Wisconsin corporation)

Article I.  OFFICES

1.01Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

1.02Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

Article II.  SHAREHOLDERS

2.01Annual Meeting. The annual meeting of the shareholders (the “Annual Meeting”) shall be held each year at such time and on such date as may be fixed by or under the authority of the Board of Directors. If the day fixed for the Annual Meeting shall be a legal holiday in the State of Wisconsin, then such meeting shall be held on the next succeeding Business Day (as defined below). In fixing a meeting date for any Annual Meeting, the Board of Directors may consider such factors as it deems relevant within the good faith exercise of its business judgment. At each Annual Meeting, the shareholders shall elect individuals to the Board of Directors in accordance with these by-laws. At any such Annual Meeting, only other business properly brought before the Annual Meeting in accordance with Section 2.11 may be transacted.

2.02Special Meeting.

(a)A special meeting of the shareholders (a “Special Meeting”) may be called only by (i) a majority of the Board of Directors, (ii) the Chairman of the Board or (iii) the Chief Executive Officer. The Chief Executive Officer shall call a Special Meeting upon the demand, in accordance with this Section 2.02, of the holders of record representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting.

(b)To enable the corporation to determine the shareholders entitled to demand a Special Meeting, the Board of Directors may fix a record date to determine the shareholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date on which the Board of Directors adopts the resolution fixing the Demand Record Date and shall not be more than ten days after the date on which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any shareholder of record entitled to demand a Special Meeting who is seeking to have shareholders demand a Special Meeting shall, by sending written notice to the Secretary at the principal offices of the corporation, by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten days after the date on which such request is received by the Secretary at the principal offices of the corporation, then the Demand Record Date shall be the 10th day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary at the principal offices of the corporation. To be valid, such written request shall set forth the purpose or purposes for which the Special Meeting is to be held, shall be signed by one or more shareholders of record and by the beneficial owner or owners, if any, on whose behalf the request is made, shall bear the date of signature of each such shareholder and any such beneficial owner and shall set forth all information that would be required to be set forth in a notice described in Section 2.11(a)(ii) delivered by such shareholder or shareholders as if the notice related to an Annual Meeting.

(c)For a shareholder or shareholders to demand a Special Meeting, a written demand or demands for a Special Meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, must be delivered to the Secretary at the principal offices of the corporation. To be valid, each written demand by a shareholder for a Special Meeting shall set forth the specific purpose or purposes for which the Special Meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the corporation pursuant to Section 2.02(b)), shall be signed by one or more persons who as of the Demand Record Date are shareholders of record and by the beneficial owners, if any, on whose behalf the demand is made, shall bear the date of signature of each such shareholder and any such beneficial owner, shall set forth the name and address of each such shareholder (as they appear in the corporation’s books) and any such beneficial owner signing such demand and the class or series and number of shares of the corporation that are owned of record and/or beneficially by each such shareholder and any such beneficial owner, shall be sent to the Secretary at the principal offices of the corporation, by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary at the principal offices of the corporation within seventy days after the Demand Record Date.

(d)The corporation shall not be required to call a Special Meeting upon shareholder demand unless, in addition to the documents required by Section 2.02(c), the Secretary receives a written agreement signed by each Soliciting Shareholder (as defined below) pursuant to which each Soliciting Shareholder, jointly and severally, agrees to pay the corporation’s costs of holding the Special Meeting, including the costs of preparing and mailing proxy materials for the corporation’s own solicitation, provided that if each of the resolutions introduced by any Soliciting Shareholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Shareholder for election as a director at such meeting is elected, then the Soliciting Shareholders shall not be required to pay such costs. For purposes of these by-laws, the following terms shall have the respective meanings set forth below:

(i)“Affiliate” of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

(ii)“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

(iii)“Participant” shall have the meaning assigned to such term in paragraphs (a)(iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A of the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iv)“Person” shall mean any individual, firm, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

(v)“Proxy” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act (and, in such Rule 14a-1, a consent or authorization shall be interpreted to include signature on a demand for purposes of construing all the definitions in this Section 2.02(d)).

(vi)“Solicitation” shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

(vii)“Soliciting Shareholder” shall mean, with respect to any Special Meeting demanded by a shareholder or shareholders, each of the following Persons:

(A)if the number of shareholders signing the demand or demands of meeting delivered to the Secretary at the principal offices of the corporation pursuant to Section 2.02(c) is ten or fewer, each Person signing any such demand; or

(B)if the number of shareholders signing the demand or demands of meeting delivered to the corporation pursuant to Section 2.02(c) is more than ten, each Person who either (I) was a Participant in any Solicitation of such demand or demands or (II) at the time of the delivery to the Secretary at the principal offices of the corporation of the documents described in Section 2.02(c) had engaged or intends to engage in any Solicitation of Proxies for use at such Special Meeting (other than a Solicitation of Proxies on behalf of the corporation).

A “Soliciting Shareholder” shall also mean each Affiliate of a Soliciting Shareholder described in clause (A) or (B) above who is a member of such Soliciting Shareholder’s “group” for purposes of Rule 13d-5(b) under the Exchange Act, and any other Affiliate of such a Soliciting Shareholder, if a majority of the directors then in office determines, reasonably and in good faith, that such Affiliate should be required to sign the written notice described in Section 2.02(c) and/or the written agreement described in this Section 2.02(d) to prevent the purposes of this Section 2.02 from being evaded.

(e)Except as provided in the following sentence, any Special Meeting shall be held at such date and hour as may be designated by whichever of the Board of Directors, the Chairman of the Board or the Chief Executive Officer shall have called such meeting. In the case of any Special Meeting called by the Chief Executive Officer upon the demand of shareholders (a “Demand Special Meeting”), such meeting shall be held at such date and hour as may be designated by the Board of Directors; provided, however, that the date of any Demand Special Meeting shall be not more than seventy days after the Meeting Record Date (as defined in Section 2.05(a)); and provided further that in the event that the directors then in office fail to designate a date and hour for a Demand Special Meeting within ten days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting, are delivered to the corporation (the “Delivery Date”), then such meeting shall be held at 10:00 A.M., local time, on the 100th day after the Delivery Date or, if such 100th day is not a Business Day, on the first preceding Business Day. In fixing a meeting date for any Special Meeting, the Board of Directors or the Chairman of the Board may consider such factors as it, he or she deems relevant within the good faith exercise of its, his or her business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting and any plan of the Board of Directors, the Chairman of the Board or the Chief Executive Officer to call an Annual Meeting or Special Meeting for the conduct of related business.

(f)The corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a Special Meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported demand and (ii) such date as the independent inspectors certify to the corporation that the valid demands received by the Secretary represent at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the Special Meeting, calculated as if the Demand Record Date were the record date for the Special Meeting. Nothing contained in this Section 2.02(f) shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any demand, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

2.03Place of Meeting. The Board of Directors or the Chairman of the Board may designate any place, either within or without the State of Wisconsin, as the place of meeting for any Annual Meeting or Special Meeting.  However, the Board of Directors may determine, in its sole discretion, that any Annual Meeting or any Special Meeting shall not be held at any place, but shall be held solely by means of remote communication. If no designation is made and the Board of Directors has not determined to hold such a meeting by means of remote communication, then the place of meeting shall be the principal office of the corporation. Any meeting may be postponed or adjourned pursuant to Section 2.07 to reconvene at any place designated by vote of the Board of Directors or by the Chairman of the Board.

2.04Notice of Meeting.

(a)Written notice stating the place (if any), day and hour of an Annual Meeting or Special Meeting shall be delivered not less than ten days nor more than seventy days before the date of the meeting (unless a different date is required by the law or the articles of incorporation), by or at the direction of the Chairman of the Board or the Secretary, to each shareholder of record entitled to vote at such meeting and to such other persons as are required by the Wisconsin Business Corporation Law. If the Board of Directors has authorized participation by means of remote communication, the notice of the meeting also shall describe the means of remote communication to be used. In the event of any Demand Special Meeting, such notice of meeting shall be sent prior to the later of (x) two days after the Meeting Record Date for such Demand Special Meeting and (y) thirty days after the Delivery Date. For purposes of this Section 2.04, notice by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice pursuant to this Section 2.04 shall be deemed to be effective (i) when mailed, if mailed postpaid and addressed to the shareholder’s address shown in the corporation’s current record of shareholders or (ii) when electronically transmitted to the shareholder in a manner authorized by the shareholder.

(b)In the case of any Special Meeting, (i) the notice of meeting shall describe any business that the Board of Directors shall have theretofore determined to bring before the meeting and (ii) in the case of a Demand Special Meeting, the notice of meeting (A) shall describe any business set forth in the statement of purpose of the demands received by the corporation in accordance with Section 2.02, (B) shall contain all of the information required in the notice received by the corporation in accordance with Section 2.11(b) and (C) shall describe any business that the Board of Directors shall have theretofore determined to bring before the Demand Special Meeting. Except as otherwise provided in these by-laws, in the articles of incorporation or in the Wisconsin Business Corporation Law, the notice of an Annual Meeting need not include a description of the purpose or purposes for which the meeting is called.

(c)If any Annual Meeting or Special Meeting is adjourned to a different date, time, place or means of remote communication, then the corporation shall not be required to give notice of the new date, time, place or means of remote communication if the new date, time, place or means of remote communication is announced at the meeting before adjournment; provided, however, that if a new Meeting Record Date for an adjourned meeting is or must be fixed, then the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new Meeting Record Date.

2.05Fixing of Record Date.

(a)The Board of Directors may fix in advance a date not less than ten days and not more than seventy days prior to the date of an Annual Meeting or Special Meeting as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting (the “Meeting Record Date”). In the case of any Demand Special Meeting, (i) the Meeting Record Date shall be not later than the 30th day after the Delivery Date and (ii) if the Board of Directors fails to fix the Meeting Record Date within thirty days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date. The shareholders of record on the Meeting Record Date shall be the shareholders entitled to notice of and to vote at the Annual Meeting or Special Meeting. When a determination of shareholders entitled to notice of or to vote at the Annual Meeting or Special Meeting has been made as provided in this section, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new Meeting Record Date and except as otherwise required by law. A new Meeting Record Date must be set if a meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.

(b)The Board of Directors may also fix in advance a date as the record date for the purpose of determining shareholders entitled to take any other action or determining shareholders for any other purpose other than those set forth in Section 2.02(a) and Section 2.05(a). Such record date shall not be more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the Board of Directors does not fix a record date for the determination of shareholders entitled to receive a share dividend or distribution (other than a distribution involving a purchase, redemption or other acquisition of the corporation’s shares), then the close of business on the date on which the resolution of the Board of Directors is adopted declaring the dividend or distribution shall be the record date.

2.06Voting Records. After a Meeting Record Date has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The shareholders’ list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Any shareholder or his, her or its agent or attorney, on written demand, may inspect the shareholders’ list beginning two Business Days after the corporation gives the notice of the meeting for which the shareholders’ list was prepared and continuing to the date of the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held, and if and to the extent entitled to do so under the Wisconsin Business Corporation Law, may copy the shareholders’ list, during regular business hours and at his, her or its expense, during the period that it is available for inspection hereunder. The corporation shall make the shareholders’ list available at the meeting or, if the meeting is to be held by means of remote communication, on a reasonably accessible electronic network if the information required to gain access to the list is provided with the notice of the meeting, and any shareholder or his, her or its agent or attorney may inspect the shareholders’ list at any time during the meeting or any adjournment thereof. Notwithstanding anything to the contrary in the preceding sentence, if the corporation determines that the list will be made available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders (and their proxies, agents or attorneys). If the meeting is held solely by means of remote communication, the information required to access the list shall be provided with the notice of the meeting. The original stock transfer books of the corporation shall be prima facie evidence as to who are the shareholders entitled to inspect the shareholders’ list or to vote at any meeting of the shareholders. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

2.07Quorum; Postponement; Adjournments.

(a)Shares entitled to vote as a separate voting group may take action on a matter at an Annual Meeting or Special Meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or in the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on a matter by the voting group shall constitute a quorum of that voting group for action on that matter. Once a share is represented for any purpose at an Annual Meeting or Special Meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of the meeting unless a new Meeting Record Date is or must be set for the adjourned meeting. If a quorum exists, then action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.

(b)The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting or Special Meeting; provided, however, that a Demand Special Meeting shall not be postponed beyond the 100th day following the Delivery Date. Any Annual Meeting or Special Meeting may be adjourned from time to time, whether or not there is a quorum, (i) at any time, upon a resolution by shareholders if the votes cast in favor of such resolution by the holders of shares of each voting group entitled to vote on any matter theretofore properly brought before the meeting exceed the number of votes cast against such resolution by the holders of shares of each such voting group or (ii) at any time prior to the transaction of any business at such meeting, by the Chairman of the Board or pursuant to a resolution of the Board of Directors; provided, however, that a Demand Special Meeting adjourned pursuant to clause (ii) must be reconvened on or before the 100th day following the Delivery Date. No notice of the time and place or means of remote communication of adjourned meetings need be given except as required by the Wisconsin Business Corporation Law. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.08Conduct of Meetings.

(a)The Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in the Chief Executive Officer’s absence, the President (if the Chief Executive Officer is not then the President) or a Vice President designated by the Board of Directors shall call any Annual Meeting or Special Meeting to order and shall act as chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of an Annual Meeting or Special Meeting as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations or procedures and to do such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of an Annual Meeting or Special Meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the corporation, their duly authorized and constituted proxies (which shall be reasonable in number) or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) rules and procedures regarding the execution of election ballots before or after the time fixed for the commencement of the meeting; (vii) the appointment of an inspector of election or an officer or agent of the corporation authorized to tabulate votes; and (viii) rules and procedures to facilitate the conduct of, and participation in, the meeting by electronic means.

(b)If authorized by the Board of Directors in its sole discretion, and subject to the rest of this Section 2.08 and to any guidelines and procedures adopted by the Board of Directors, shareholders and proxies of shareholders not physically present at an Annual Meeting or Special Meeting may participate in such meeting by means of remote communication. If shareholders or proxies of shareholders participate in a meeting by means of remote communication, the participating shareholders or proxies of shareholders are deemed to be present in person and to vote at the meeting, whether the meeting is held at a designated place or solely by means of remote communication, if the corporation:

(i)has implemented reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy of a shareholder;

(ii)has implemented reasonable measures to provide shareholders and proxies of shareholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with the proceedings; and

(iii)maintains a record of voting or action by any shareholder or proxy of a shareholder that votes or takes other action at the meeting by means of a remote communication

2.09Proxies. At any Annual Meeting or Special Meeting, a shareholder entitled to vote may vote in person or by proxy. A shareholder entitled to vote at any Annual Meeting or Special Meeting may authorize another person to act for the shareholder by appointing the person as a proxy. The means by which a shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may authorize another person to act for the shareholder by appointing the person as proxy include:

(a)Appointment of a proxy in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, without limitation, by facsimile signature.

(b)Appointment of a proxy by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy. Every electronic transmission shall contain, or be accompanied by, information that can be used to reasonably determine that the shareholder transmitted or authorized the transmission of the electronic transmission. Any person charged with determining whether a shareholder transmitted or authorized the transmission of the electronic transmission shall specify the information upon which the determination is made.

An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the corporation authorized to tabulate votes. Unless the appointment form or electronic transmission states that the proxy is irrevocable and the appointment is coupled with an interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has made an effective proxy appointment shall not of itself constitute a revocation. A proxy appointment is valid for eleven months unless a different period is expressly provided in the appointment. The Board of Directors, the Chairman of the Board and the Chief Executive Officer each shall have the power and authority to make rules as to the validity and sufficiency of proxies.

2.10Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at any Annual Meeting or Special Meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation.

2.11Notice of Shareholder Business and Nomination of Directors.

(a)Annual Meetings.

(i)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an Annual Meeting (A) pursuant to the corporation’s notice of meeting, (B) by or at the direction of the Board of Directors, (C) by any shareholder of the corporation who (1) is a shareholder of record at the time of giving of notice provided for in this Section 2.11, (2) is entitled to vote with respect to such nomination or other business at the meeting under the articles of incorporation and (3) complies with the notice procedures set forth in this Section 2.11 or (D) with respect to nominations, by any shareholder of the corporation who is eligible under, and complies with the notice procedures set forth in, Section 2.15. Clause (C) and clause (D) in the preceding sentence shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the corporation’s notice of meeting) before an Annual Meeting.

(ii)For nominations or other business to be properly brought before an Annual Meeting by a shareholder pursuant to Section 2.11(a)(i)(C), the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be received by the Secretary at the principal offices of the corporation not less than forty-five days nor more than seventy days prior to the first annual anniversary of the date set forth in the corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that if the date for which the Annual Meeting is called is more than thirty days before or more than thirty days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the shareholder to be timely must be received by the Secretary not earlier than the close of business on the 100th day prior to the date of such Annual Meeting and not later than the later of (A) the 75th day prior to the date of such Annual Meeting or (B) the 10th day following the day on which public announcement of the date of such Annual Meeting is first made. In no event shall any adjournment or postponement of an Annual Meeting or the announcement thereof commence a new time period for the giving of a shareholder notice as described above. To be in proper form, a shareholder’s notice to the Secretary (whether given pursuant to this Section 2.11(a)(ii) or Section 2.02(b)) shall be signed by the shareholder of record who intends to make the nomination or introduce the other business and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (I) the name and address of such shareholder (as they appear on the corporation’s books) and any such beneficial owner; (II) the Share Information relating to each such shareholder and beneficial owner (which Share Information shall be supplemented by such shareholder and any such beneficial owner not later than ten days after the Meeting Record Date to disclose such Share Information as of the Meeting Record Date); (III) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote under the articles of incorporation at such meeting with respect to such nomination or other business and intends to appear in person or by proxy at the meeting to make such nomination or introduce such other business; (IV) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (V) in the case of any proposed nomination for election or re-election as a director, (1) the name and residence address of the person or persons to be nominated, (2) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question, (3) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities and Exchange Commission (the “SEC”) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (4) such other information regarding each nominee proposed by such shareholder and any such beneficial owner as would be required to be disclosed by such shareholder and any such beneficial owner in contested solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (5) the written consent of each nominee proposed by such shareholder and any such beneficial owner to be named in a proxy statement and to serve as a director of the corporation if so elected; (VI) in the case of any proposed removal of a director at a meeting called for the purpose of removing such director, (1) the names of the directors to be removed and (2) the reasons of such shareholder and any such beneficial owner for asserting that such directors should be removed; and (VII) in the case of any other business that such shareholder and any such beneficial owner propose to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these by-laws, the language of the proposed amendment, (2) the reasons of such shareholder and any such beneficial owner for conducting such business at the meeting, (3) any material interest in such business of such shareholder and any such beneficial owner and (4) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and any other person or persons (naming such person or persons) in connection with the proposal of such business by such shareholder. In the case of any proposed nomination for election or re-election as a director, the corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

For purposes of these by-laws, the term “Share Information” shall mean (1) the class or series and number of shares of the corporation that are owned, directly or indirectly, of record and/or beneficially by a shareholder, any beneficial owner on whose behalf the shareholder is acting and any of their respective Affiliates, (2) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, any such beneficial owner and any of their respective Affiliates, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (3) any proxy, agreement, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the corporation, (4) any short interest in any security of the corporation (for purposes of these by-laws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than asset-based fees) to which such shareholder, any such beneficial owner or any of their respective Affiliates are entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such person’s immediate family as defined in Item 404 of Regulation S-K.

(iii)Notwithstanding anything in the second sentence of Section 2.11(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least forty-five days prior to the Anniversary Date, then a shareholder’s notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

(b)Special Meetings. Only such business shall be conducted at a Special Meeting as shall have been described in the corporation’s notice of meeting sent to shareholders pursuant to Section 2.04. Nominations of persons for election to the Board of Directors may be made at a Special Meeting at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who (A) is a shareholder of record at the time of giving of such notice of meeting, (B) is entitled to vote with respect to such nominations at the meeting under the articles of incorporation and (C) complies with the notice procedures set forth in this Section 2.11. Clause (ii) in the preceding sentence shall be the exclusive means for a shareholder to make nominations before a Special Meeting. Any shareholder permitted to nominate persons for election to the Board of Directors pursuant to such clause (ii) who desires to nominate persons for election to the Board of Directors at such a Special Meeting shall cause a written notice to be received by the Secretary at the principal offices of the corporation not earlier than ninety days prior to such Special Meeting and not later than the close of business on the later of (I) the 60th day prior to such Special Meeting and (II) the 10th day following the day on which public announcement is first made of the date of such Special Meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such written notice shall be signed by the shareholder of record who intends to make the nomination and by the beneficial owner or owners, if any, on whose behalf the shareholder is acting, shall bear the date of signature of such shareholder and any such beneficial owner and shall set forth: (1) the name and address of such shareholder (as they appear in the corporation’s books) and any such beneficial owner; (2) the Share Information relating to each such shareholder and beneficial owner (which Share Information shall be supplemented by such shareholder and any such beneficial owner not later than ten days after the Meeting Record Date to disclose such Share Information as of the Meeting Record Date); (3) a representation that such shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination specified in the notice; (4) any other information relating to such shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (5) the name and residence address of the person or persons to be nominated; (6) a description of all agreements, arrangements or understandings between such shareholder and any such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder and any such beneficial owner, including without limitation any agreement, arrangement or understanding with any person as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question; (7) a description of all direct and indirect compensation and other material agreements, arrangements and understandings during the past three years and any other material relationships, between or among such shareholder and any such beneficial owner and their respective Affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective Affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any Affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (8) the written consent of each nominee proposed by such shareholder and any such beneficial owner to be named in a proxy statement and to serve as a director of the corporation if so elected. In no event shall any adjournment or postponement of a Special Meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)General.

(i)Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 or Section 2.15 shall be eligible to be elected as directors at an Annual Meeting or Special Meeting. Only such business shall be conducted at an Annual Meeting or Special Meeting as shall have been brought before such meeting in accordance with the procedures set forth in this Section 2.11. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 or Section 2.15 and, if any proposed nomination or business is not in compliance with this Section 2.11 or Section 2.15, as the case may be, to declare that such defective nomination or proposal shall be disregarded.

(ii)For purposes of this Section 2.11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)Notwithstanding the foregoing provisions of this Section 2.11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11; provided, however, that any references in these by-laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to limit the requirements applicable to nominations or shareholder action pursuant to Sections 2.11(a)(ii) or 2.11(b). Nothing in this Section 2.11 shall be deemed to limit the corporation’s obligation to include shareholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

2.12Voting of Shares by Certain Holders.

(a)Other Corporations. Shares standing in the name of another corporation may be voted, either in person or by proxy, by the president of such other corporation or any other officers appointed by such president. An appointment of a proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the contrary, given in writing by the Board of Directors of such other company to the Secretary.

(b)Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by such person, either in person or by proxy, without a transfer of such shares into such person’s name, provided that there is filed with the Secretary before or at the time of the meeting proper evidence of such person’s incumbency and the number of shares held. Shares held by a fiduciary may be voted by the person acting in such capacity, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to the contrary, given in writing to the Secretary.

(c)Pledges. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d)Treasury Stock and Subsidiaries. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation shall be voted at any Annual Meeting or Special Meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, shall be entitled to vote and shall be counted in determining the total number of outstanding shares entitled to vote.

(e)Minors. Shares held by a minor may be voted by such minor in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance, unless, prior to such vote, the Secretary has received written notice or has actual knowledge that such shareholder is a minor.

(f)Incompetents and Spendthrifts. Shares held by a incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy, and no such vote shall be subject to disaffirmance or avoidance, unless, prior to such vote, the Secretary has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or has actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g)Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his or her legal representative is present at the meeting and claims the right to participate in the voting of such shares or prior to the vote filed with the Secretary a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary has no actual knowledge that the survivor has been adjudicated not to be the successor to the interest of those deceased.

2.13Waiver of Notice by Shareholders. Whenever any notice is required to be given to any shareholder of the corporation under the articles of incorporation, these by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, and delivered to the Secretary for inclusion in the corporation’s records, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law shall contain the same information as would have been required to be included in such notice, except the date, time and place or means of remote communication of the meeting. A shareholder’s attendance at any Annual Meeting or Special Meeting, in person or by proxy, waives objection to all of the following: (a) lack of notice or defective notice of the meeting, unless the shareholder, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

2.14Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation, these by-laws or any provision of law to be taken at an Annual Meeting or Special Meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Secretary for inclusion in the corporation’s records.

2.15Shareholder Nominations Included in the Corporation’s Proxy Materials.

(a)Inclusion of Nominee in Proxy Statement.  Subject to the provisions of this Section 2.15, if expressly requested in the relevant Nomination Notice (as defined below), the corporation shall include in its proxy statement for any Annual Meeting:

(i)the name of any person nominated for election (the “Nominee”) to the Board of Directors, which shall also be included on the corporation’s form of proxy and ballot for the relevant Annual Meeting, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section 2.15 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

(ii)disclosure about the Nominee and the Nominating Shareholder required under SEC rules or any other applicable law, rule or regulation to be included in the proxy statement; and

(iii)any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors (subject, without limitation, to Section 2.15(e)(ii)), if such statement does not exceed 500 words.

Notwithstanding anything herein to the contrary, the corporation may solicit shareholders against any Nominee and include in its proxy statement for any Annual Meeting any other information that the corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including without limitation any statement in opposition to the nomination and any of the information provided pursuant to this Section 2.15.

(b)Maximum Number of Nominees.

(i)The corporation shall not be required to include in the proxy statement for an Annual Meeting more Nominees than that number of directors constituting 20% of the total number of directors of the corporation on the last day on which a Nomination Notice may be submitted pursuant to Section 2.15(d) (the “Final Nomination Date”), rounded down to the nearest whole number, but not less than two (the “Maximum Number”).  The Maximum Number for a particular Annual Meeting shall be reduced by (A) Nominees nominated by a Nominating Shareholder for that Annual Meeting whose nomination is subsequently withdrawn after the Nominating Shareholder is notified by the corporation that the Nominees will be included in the corporation’s proxy statement and proxy card for the Annual Meeting, (B) Nominees nominated by a Nominating Shareholder for such Annual Meeting pursuant to this Section 2.15 that the Board of Directors itself decides to nominate for election at such Annual Meeting and (C) the number of directors in office as of the Final Nomination Date who had been Nominees nominated by a Nominating Shareholder with respect to any of the preceding two Annual Meetings (including any Nominee who had been counted at any such Annual Meeting pursuant to the immediately preceding clause (B)) and whose reelection at the upcoming Annual Meeting is being recommended by the Board of Directors.  If one or more vacancies for any reason occurs on the Board of Directors after the Final Nomination Date but before the date of the Annual Meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection with the occurrence of the vacancy or vacancies, then the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii)Any Nominating Holder submitting more than one Nominee pursuant to this Section 2.15 for an Annual Meeting shall rank such Nominees based on the order in which the Nominating Holder desires such Nominees to be selected for inclusion in the corporation’s proxy statement for such Annual Meeting if the number of Nominees pursuant to this Section 2.15 exceeds the Maximum Number.  If the number of Nominees pursuant to this Section 2.15 for any Annual Meeting exceeds the Maximum Number, then the highest ranking Nominee who meets the requirements of this Section 2.15 from each Nominating Holder will be selected for inclusion in the corporation’s proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the shares of common stock of the corporation disclosed as owned in each Nominating Shareholder’s Nomination Notice.

(iii)If, after the Final Nomination Date, (A) the corporation is notified, or the Board of Directors or its designee, acting in good faith, determines that a Nominating Shareholder has failed to satisfy or to continue to satisfy the eligibility requirements described in Section 2.15(c), any of the representations and warranties made in the Nomination Notice cease to be true and accurate in all material respects (or omit a material fact necessary to make the statements therein not misleading) or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee under this Section 2.15, (B) a Nominating Shareholder or any qualified representative thereof does not appear at the Annual Meeting to present any nomination submitted pursuant to this Section 2.15, or the Nominating Shareholder withdraws its nomination, or (C) a Nominee becomes ineligible for inclusion in the corporation’s proxy statement pursuant to this Section 2.15 or dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation or is unwilling or unable to serve as a director of the corporation, in each case as determined by the Board of Directors or its designee, acting in good faith, whether before or after the corporation’s definitive proxy statement for such Annual Meeting is made available to shareholders, then the nomination of the Nominating Shareholder or such Nominee, as the case may be, shall be disregarded and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), the Nominating Shareholder may not cure in any way any defect preventing the nomination of the Nominee, and the corporation (1) may omit from its proxy statement and any ballot or form of proxy the disregarded Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the Annual Meeting.

(c)Eligibility of Nominating Shareholder.

(i)An “Eligible Holder” is a person who has either (A) been a record holder of the shares of the corporation’s common stock used to satisfy the eligibility requirements in this Section 2.15(c) continuously for the three-year period specified in Section 2.15(c)(ii) or (B) provides to the Secretary of the corporation, within the time period referred to in Section 2.15(d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form and in substance that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii)An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 2.15 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of shares of the corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and continues to own at least the Minimum Number through the date of the Annual Meeting.  A group of funds under common management and investment control shall be treated as one Eligible Holder for purposes of such limitation if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the corporation that demonstrates that the funds are under common management and investment control.  For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations applicable to an individual Eligible Holder that are set forth in this Section 2.15, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate, and a breach of any obligation, agreement, representation or warranty under this Section 2.15 by any member of a group shall be deemed a breach by the Nominating Shareholder.  If any shareholder withdraws from a group of Eligible Holders at any time prior to the Annual Meeting, then the group of Eligible Shareholders shall only be deemed to own the shares held by the remaining members of the group and if, as a result of such withdrawal, the Nominating Shareholder no longer owns the Minimum Number of shares of the corporation’s common stock, then the nomination shall be disregarded as provided in Section 2.15(b)(iii).

(iii)The “Minimum Number” of shares of the corporation’s common stock means 3% of the number of outstanding shares of the corporation’s common stock as of the most recent date for which such amount is given in any filing by the corporation with the SEC prior to the submission of the Nomination Notice.

(iv)For purposes of this Section 2.15, an Eligible Holder “owns” only those outstanding shares of common stock of the corporation as to which the Eligible Holder possesses both:

(A)the full voting and investment rights pertaining to such shares; and

(B)the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares and/or (y) hedging, offsetting, or altering to any degree gain or loss arising from maintaining the full economic ownership of such shares by such Eligible Holder or any of its affiliates.  An Eligible Holder “owns”

shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder.  An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, recalls such loaned shares upon being notified by the corporation that any of the Eligible Holder’s Nominees will be included in the corporation’s proxy statement and proxy card for the Annual Meeting (subject to the provisions of this Section 2.15) and holds such shares through the date of the Annual Meeting.  The terms “owned,” “owning,” “ownership” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of the corporation are “owned” for these purposes shall be determined by the Board.  For purposes of this Section 2.15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(v)No person shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any person appears as a member of more than one group, then it shall be deemed to be a member of the group that has the largest amount of shares of common stock of the corporation disclosed as owned in the Nomination Notice.

(d)Nomination Notice

.  To nominate a Nominee for purposes of this Section 2.15, the Nominating Shareholder must have given timely notice thereof in writing to the Secretary.  To be timely, a Nominating Shareholder’s notice shall be received by the Secretary at the principal offices of the corporation not less than 120 days nor more than 150 days prior to the first annual anniversary of the date set forth in the corporation’s proxy statement for the immediately preceding Annual Meeting as the date on which the corporation first made available to its shareholders definitive proxy materials for the immediately preceding Annual Meeting; provided, however, that if the date for which the Annual Meeting is called is more than thirty days before or more than thirty days after the first annual anniversary of the immediately preceding Annual Meeting, then notice by the Nominating Shareholder to be timely must be received by the Secretary by the later of the close of business on the date that is 180 days prior to the date of such Annual Meeting or the tenth day following the day on which public announcement of such Annual Meeting is first made.  In no event shall any adjournment or postponement of any Annual Meeting or the announcement thereof commence a new time period for the giving of a Nomination Notice. To be in proper form, a Nominating Shareholder’s notice to the Secretary for purposes of this Section 2.15 shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i)A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules;

(ii)A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member):

(A)the information and representations that would be required to be set forth in a shareholder’s notice of a nomination for the election of directors pursuant to Section 2.11(a);

(B)the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(C)a representation and warranty that the shares of common stock of the corporation owned by the Nominating Shareholder were acquired in the ordinary course of business and not with the intent or objective to influence or change control of the corporation and are not being held with the purpose or effect of changing control of the corporation or to gain a number of seats on the Board of Directors that exceeds the maximum number of nominees that shareholders may nominate pursuant to this Section 2.15;

(D)a representation and warranty that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 2.15(c) and has provided evidence of ownership to the extent required by Section 2.15(c)(i);

(E)a representation and warranty that the Nominating Shareholder will continue to satisfy the eligibility requirements described in Section 2.15(c) through the date of the Annual Meeting;

(F)a representation and warranty that the Nominating Shareholder has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting any person other than the Nominees it is nominating pursuant to this Section 2.15;

(G)a representation and warranty that the Nominating Shareholder will not engage in, and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the Annual Meeting, other than with respect to its Nominees or any nominees of the Board of Directors;

(H)a representation and warranty that the Nominating Shareholder will not use any proxy card other than the corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the Annual Meeting;

(I)a representation and warranty that the Nominee’s nomination for election to the Board of Directors or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which the corporation’s securities are traded;

(J)a representation and warranty that the Nominee (1) qualifies as independent under the rules of any stock exchange on which the corporation’s securities are traded, (2) meets the audit committee and compensation committee independence requirements under the rules of any stock exchange on which the corporation’s securities are traded, (3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), (4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (5) meets the director qualifications set forth in Section 3.02, and (6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(K)details of any position of the Nominee as an officer or director of any competitor of the corporation (that is, any entity whose principal business is the sale of specialty trucks and truck bodies or access equipment), within the three years preceding the submission of the Nomination Notice;

(L)if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and

(M)in the case of a nomination by a group, the designation by all group members of one group member for purposes of receiving communications, notices and inquiries from the corporation and that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination.

(iii)An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Shareholder (including each group member) agrees:

(A)to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B)to file any written solicitation or other written communication with the corporation’s shareholders relating to one or more of the corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C)to assume all liability (jointly and severally by all group members in the case of a nomination by a group) stemming from any action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder, its affiliates and associates or their respective agents and representatives with the corporation, its shareholders or any other person in connection with the nomination or election of directors, including without limitation the Nomination Notice, or out of the facts, statements or other information that the Nominating Shareholder or its Nominees provided to the corporation in connection with the inclusion of such Nominees in the corporation’s proxy statement;

(D)to indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of or relating to any nomination submitted by the Nominating Shareholder pursuant to this Section 2.15 or a failure or alleged failure of the Nominating Shareholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section 2.15; and

(E)in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member) with the corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects or omits a material fact necessary to make the statements made not misleading or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 2.15(c), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission and/or notify the corporation of the failure to continue to satisfy the eligibility requirements described in Section 2.15(c), as the case may be.

(iv)An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A)to make such other acknowledgments, enter into such agreements and provide such other information as the Board of Directors requires of all directors, including promptly completing the corporation’s director questionnaire;

(B)that the Nominee has read and agrees, if elected as a director of the corporation, to sign and adhere to the corporation’s corporate governance guidelines and codes of ethics and any other corporation policies and guidelines applicable to directors; and

(C)that the Nominee is not and will not become a party to (1) any compensatory, payment, reimbursement, indemnification or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the corporation that has not been disclosed to the corporation, (2) any agreement, arrangement or understanding with any person or entity as to how the Nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the corporation or (3) any Voting Commitment that could limit or interfere with the Nominee’s ability to comply, if elected as a director of the corporation, with his or her fiduciary duties under applicable law.

The information and documents required by this Section 2.15(d) shall be (i) provided with respect to and executed by each group member in the case of information applicable to group members and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity.  The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 2.15(d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the corporation.

(e)Exceptions.

(i)Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy statement and any ballot or form of proxy any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support), and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the corporation), and the Nominating Shareholder may not, after the Final Nomination Date, cure in any way any defect preventing the nomination of the Nominee, if:

(A)the corporation receives a notice pursuant to Section 2.11(a) that a shareholder intends to nominate a person for election to the Board of Directors at the Annual Meeting;

(B)the Board of Directors or its designee, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the corporation violating or failing to be in compliance with these by-laws, the corporation’s articles of incorporation or any applicable law, rule or regulation to which the corporation is subject, including any rules or regulations of any stock exchange on which the corporation’s securities are traded;

(C)the Nominee was nominated for election to the Board of Directors pursuant to this Section 2.15 at one of the corporation’s two preceding Annual Meetings and withdrew or became ineligible or unavailable for election at any such Annual Meeting; or

(D)the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended.

(ii)Notwithstanding anything to the contrary contained in this Section 2.15, the corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors or its designee, acting in good faith, determines that:

(A)such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B)such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C)the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

Article III.  BOARD OF DIRECTORS

3.01General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the corporation would have if there were no vacancies. The Board of Directors shall annually choose, from among them, a Chairman of the Board, who shall serve as such until a successor is elected. The Chairman of the Board shall be a director that the Board has determined to be independent in accordance with the listing standards of the New York Stock Exchange Listed Company Rules in effect from time to time who has not previously served as an executive officer of the Company. The Chairman of the Board shall perform such duties and shall have such authority as are specified in these by-laws and as the Board of Directors may from time to time assign to him or her.

3.02Tenure and Qualifications. Each director shall hold office until the next Annual Meeting, and until his or her successor shall have been elected, or until his or her prior death, resignation or removal. A Director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting called for that purpose. A director may resign at any time by filing his or her written resignation with the Secretary, which shall be effective when the notice is delivered unless the notice specifies a later date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation. No one shall be eligible for election as a director nor shall any directors be eligible for re-election after attaining the age of seventy-two without the prior approval of the Governance Committee of the Board of Directors, or of such other committee of the Board of Directors then in effect performing a similar function with respect to nomination of directors.

3.03Certain Director Resignations.

(a)In an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “Majority Withheld Vote”) will promptly tender his or her resignation to the Chairman of the Board following certification of the shareholder vote. For purposes of this by-law, a contested election is one in which the Chairman of the Board determines that, as of the Determination Date, the number of persons properly nominated to serve as directors of the corporation exceeds the number of directors to be elected. The “Determination Date” is (i) the day after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, when such meeting occurs after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the articles of incorporation or these by-laws, or (ii) the day after the last day on which a shareholder may propose the nomination of a director for election in such election pursuant to the articles of incorporation or these by-laws, when the last day for such a proposal occurs after the meeting of the Board of Directors at which the nominees for director of the Board of Directors for such election are approved, whichever of clause (i) or (ii) is applicable.

(b)The Resignation Committee (as defined in Section 3.03(e)) will promptly consider the resignation submitted by a director receiving a Majority Withheld Vote, and the Resignation Committee will recommend to the Board of Directors whether to accept the tendered resignation or reject it. In considering whether to recommend that the Board of Directors accept or reject the tendered resignation, the Resignation Committee will consider all factors deemed relevant by the members of such committee, including, without limitation, any stated reasons why shareholders “withheld” votes for election from such director and the qualifications of the director whose resignation has been tendered.

(c)The Board of Directors will act on the Resignation Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering such committee’s recommendation, the Board of Directors will consider the factors considered by such committee and such additional information and factors the Board of Directors believes to be relevant. Following the Board of Directors’ decision, the corporation will promptly publicly disclose in a Current Report on Form 8-K filed with or furnished to, as applicable, the SEC the Board of Directors’ decision whether to accept the resignation as tendered, including a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

(d)Any director who tenders a resignation pursuant to this Section 3.03 will not participate in the recommendation of the Resignation Committee regarding whether or not to accept that director’s tendered resignation. Any director who tenders a resignation pursuant to this Section 3.03 will not participate in the Board of Directors’ deliberation or vote regarding whether or not to accept that director’s tendered resignation. If directors constituting a quorum of the Board of Directors did not receive a Majority Withheld Vote in the election that prompted one or more directors to tender the resignations upon which the Resignation Committee and the Board of Directors must then act, then no director who tendered a resignation pursuant to this Section 3.03 in connection with such election will participate in the Board of Directors’ deliberation or vote (i) regarding whether or not to accept any tendered resignations related to such election or (ii) regarding matters relating to the Resignation Committee as it relates to such resignation.

(e)The “Resignation Committee” shall be (i) the Governance Committee of the Board of Directors, or such other committee of the Board of Directors then in effect performing a similar function, if (A) less than a majority of the members of such committee received Majority Withheld Votes in the election that prompted one or more directors to tender the resignations upon which the Resignation Committee must then act or (B) all of the directors received Majority Withheld Votes in such election or (ii) a committee of the Board of Directors appointed by the Board of Directors and consisting only of directors who did not receive Majority Withheld Votes, if a majority of the members of the Governance Committee of the Board of Directors, or such other committee of the Board of Directors then in effect performing a similar function, but not all of the directors, received Majority Withheld Votes at such election.

(f)This by-law will be summarized or included in each proxy statement relating to an election of directors of the corporation.

3.04Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolution.

3.05Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or the Secretary and shall be called by the Secretary upon the written request of a majority of the directors then in office. If such meeting shall be called upon the written request of a majority of the directors, the date of the meeting shall be within ten days of receipt by the Secretary or, in his absence by any Assistant Secretary, of their request, at a time determined by such officer. The Chairman of the Board, the Chief Executive Officer or the Secretary calling any special meeting of the Board of Directors, except as otherwise provided by by-law, may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin.

3.06Notice; Waiver. Notice of meetings of the Board of Directors (unless otherwise provided pursuant to Section 3.04) shall be given by written notice delivered personally or mailed or given by email, telegram or facsimile to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less five days if by mail and not less than forty-eight hours if by email, telegram, telephone, teletype, telegraph, facsimile or other form of wire or wireless communication, or personal delivery. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram or facsimile, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or these by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

3.07Quorum. Except as otherwise provided by law or by the articles of incorporation or these by-laws, a majority of the number of directors as provided in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.08Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these by-laws.

3.09Conduct of Meetings. In the absence of the Chairman of the Board, the Chief Executive Officer shall call the meeting of the Board of Directors to order, and shall act as chairman of the meeting, and in their absence any director chosen by the Directors present shall call the meeting of the Board of Directors to order and shall act as chairman of the meeting. The Secretary shall act as Secretary of all meetings of the Board of

Directors but, in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

3.10Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof; and provided further, that a vacancy filled by the Board of Directors shall be filled by the vote of the remaining director(s) elected by the voting group of shareholders which would be entitled to fill that vacancy at a meeting of the shareholders.

3.11Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish from time to time a reasonable compensation for directors of the corporation; provided that persons who are directors and also are officers or employees of the corporation eligible shall be ineligible to receive compensation as directors. By affirmative vote of a majority of such directors, and irrespective of any personal interest of any of them, the Board of Directors also may establish, from time to time, reasonable compensation for each of the officers of the corporation. The Board of Directors, from time to time, may delegate its authority under this by-law to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments to directors, officers and employees, and to their estates, families, dependents or beneficiaries on account of services rendered by such directors, officers and employees of the corporation.

3.12Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of them then in office may designate one or more committees from time to time. Each such committee shall consist of at least one director and shall have those of the powers of the Board of Directors as shall be granted to such committee. Each such committee may exercise its power at times when the Board of Directors is not in session, subject to these by-laws and the Wisconsin Business Corporation Law. The Board of Directors also at any time may elect one or more of its members as alternate members of any such committee. Any such alternate, upon request by the Chairman of the Board, or in his or her absence the Chief Executive Officer, or in his or her absence the Chairman of such committee, may take the place of any absent member or members of the committee at any of its meetings. Except as provided by these by-laws or by resolution of the Board of Directors, each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

3.14Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

3.15Telephonic Meetings. Except as provided by this by-law, any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken by a quorum of the Board of Directors at a telephonic meeting or other meeting utilizing electronic communication, if all participating directors are informed that a meeting is taking place at which official business may be transacted; if all participating directors simultaneously may hear each other during the meeting; if each participating director immediately is able to send messages to all other participating directors; and if all communication during the meeting immediately is transmitted to each participating director.

Article IV.  OFFICERS

4.01Number. The principal officers of the corporation shall be a Chief Executive Officer, a President, any number of Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, the Chief Executive Officer or the President. Any two or more offices may be held by the same person, except that the same person may not hold the offices of President and Secretary, President and Treasurer or President and Vice President.

4.02Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation or removal.

4.03Resignation; Removal. Any officer may resign at any time by delivering written notice to an officer of the corporation. A resignation shall be effective when delivered unless the notice specifies a later date which is accepted by the corporation. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby. Any officer or assistant officer elected or appointed by the Chief Executive Officer or the President may be removed by the person then holding the title of the officer that appointed such officer or assistant officer whenever in its judgment the best interest of the corporation will be served thereby. However, such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.04Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

4.05Chief Executive Officer and President. Subject to the control of the Board of Directors, the Chief Executive Officer shall be responsible for the control and general management of all of the business and affairs of the corporation. In the absence of the Chairman of the Board, he or she may preside at all meetings of the shareholders and of the Board of Directors. He or she shall see that all resolutions and orders of the Board of Directors and its committees are carried into effect. The President (if the President is not then the Chief Executive Officer) shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors, by the Executive Committee or by the Chief Executive Officer from time to time. In the absence of the Chief Executive Officer (if the President is not then the Chief Executive Officer) or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chief Executive Officer to act personally, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Both the Chief Executive Officer and the President (if the President is not then the Chief Executive Officer) shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, either of them also may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. Each shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chief Executive Officer and the President.

4.06The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate a Vice President as the Chief Financial Officer, in which event he or she shall have responsibility for all financial matters which affect the corporation other than those expressly provided for the Treasurer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

4.07The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office addresses of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer or the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors.

4.08The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for money due and payables to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the Chief Executive Officer, by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.09Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors, the Chief Executive Officer or the President may from time to time authorize. The Assistant Secretaries may sign with the Chief Executive Officer, the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

4.10Other Assistants and Acting Officers. The Board of Directors, the Chief Executive Officer and the President each shall have the power to appoint any person to act as Assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors, the Chief Executive Officer or the President.

4.11Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

Article V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS;
SPECIAL CORPORATE ACTS

5.01Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chief Executive Officer or the President, or, in the absence of the Chief Executive Officer and the President, by one of the Vice Presidents, and by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or Controller. When necessary or required by law, the Secretary or an Assistant Secretary shall affix the corporate seal to all such instruments. When an instrument has been executed in the manner provided by this Section, no party or third person shall be required to inquire into the authority of the officers signing for the corporation so to act.

5.02Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

5.05Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the Chief Executive Officer or the President or, in the absence of both of them, by any Vice President then present, and (b) whenever in the judgment of the Chief Executive Officer or the President or, in the absence of both of them, by any Vice President, it is desirable for this corporation to execute a proxy or written consent in respect to any share or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the Chief Executive Officer or the President or, in the absence of both of them, by any Vice President, without necessity of any authorization by the Board of Directors, affixation of corporate seal, or counter-signature or attestation by another officer. Any person or persons designated in the manner provided by this Section as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

Article VI.  SHARES AND THEIR TRANSFER

6.01Certificates for Shares. The corporation may issue any shares of the classes or series of capital stock of the corporation without certificates to the full extent that the Secretary or Assistant Secretary of the corporation determines that such issuance is appropriate and allowed by applicable law and rules of the New York Stock Exchange, any such determination to be conclusively evidenced by the delivery to the corporation’s transfer agent and registrar by the Secretary or Assistant Secretary of the corporation of an instrument referring to this by-law and providing instructions of the Secretary or Assistant Secretary of the corporation to the transfer agent and registrar to issue any such shares without certificates in accordance with applicable law. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the corporation. Certificates, if any, representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. All certificates shall be signed by the Chief Executive Officer or the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates shall be numbered consecutively or otherwise identified. The name and address of each person to whom a certificate is issued, together with the number of shares represented by the certificate and the date of its issue, shall be entered on the stock transfer books of the corporation. The name and address of each person to whom a share is issued without a certificate, together with the number of shares so issued and the date of their issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation shall be canceled. No new certificate for previously issued shares shall be issued until the outstanding certificate(s) for the same share shall have been surrendered and canceled, except as provided by Section 6.06.

6.02Facsimile Signatures and Seal. The seal of the corporation on any certificate for shares may be a facsimile. The signatures of the Chief Executive Officer or the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

6.03Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue.

6.04Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, and prior to compliance with the customary procedures for transferring shares issued without a certificate, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where the corporation receives a request to register for transfer shares issued without a certificate, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) the party requesting the transfer has complied with customary procedures for transferring shares issued without a certificate and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty.

6.05Restrictions on Transfer. The face or reverse side of each certificate representing shares, or the written statement provided to shareholders for shares issued without a certificate, shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

6.06Lost, Destroyed or Stolen Certificates. Where the owner of a share represented by a certificate claims that his certificate has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof, or the corporation shall enter the name and address of such owner on the stock transfer books of the corporation as a person to whom a share has been issued without a certificate, if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and (c) satisfied such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.07Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, on other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share, and no entry on the stock transfer books of the corporation of a share to be issued without a certificate, until such share is fully paid.

6.08Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of shares of the corporation, whether or not represented by certificates.

Article VII.  INDEMNIFICATION

7.01Certain Definitions. The following capitalized terms (including any plural forms thereof) used in this Article VII shall be defined as follows:

(a)“Affiliate” shall include, without limitation, any corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, whether domestic or foreign, that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

(b)“Authority” shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 7.04.

(c)“Board” shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

(d)“Breach of Duty” shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 7.04, to constitute conduct as a result of which the Director or Officer is not entitled to mandatory indemnification under the Statute.

(e)“Corporation,” as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this corporation, including, without limitation, any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this corporation.

(f)“Director or Officer” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VII, (i) “Director or Officer” shall include a director or officer of a Subsidiary (whether or not otherwise serving as a Director of Officer), (ii) the term “employee benefit plan” as used in the Statute shall include an employee benefit plan sponsored, maintained or contributed to by a Subsidiary and (iii) it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, member, trustee, member of any governing or decision-making committee, manager, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

(g)“Disinterested Quorum” shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

(h)“Expenses” shall mean and include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding.

(i)“Liability” shall mean and include the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable Expenses.

(j)“Party” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VII, the term “Party” shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

(k)“Proceeding” shall have the meaning set forth in the Statute; provided, that, in accordance with the Statute and for purposes of this Article VII, the term “Proceeding” shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a

Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

(l)“Statute” shall mean the provisions of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, relating to indemnification and insurance for Directors, Officers and others, which are contained in Wisconsin Statutes Sections 180.0850 through 180.0859 as of September 20, 2010, as the same shall then be in effect, including any amendments thereto after September 20, 2010, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

(m)“Subsidiary” shall mean any direct or indirect subsidiary of the Corporation as determined for financial reporting purposes, whether domestic or foreign.

7.02Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

7.03Procedural Requirements.

(a)A Director or Officer who seeks indemnification under Section 7.02 shall make a written request therefor to the Corporation. Subject to Section 7.03(b), within sixty days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 7.05).

(b)No indemnification shall be required to be paid by the Corporation pursuant to Section 7.02 if, within such sixty-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

(c)In either case of nonpayment pursuant to Section 7.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 7.04, determine whether the Director’s or Officer’s conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

(d)(i)If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

7.04Determination of Indemnification.

(a)If the Board authorizes an Authority to determine a Director’s or Officer’s right to indemnification pursuant to Section 7.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

(i)An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

(ii)A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested

Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects (other than this Article VII), such panel shall be governed by the American Arbitration Association’s then existing Commercial Arbitration Rules; or

(iii)A court pursuant to and in accordance with the Statute.

(b)In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director’s or Officer’s conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

(c)The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

(d)If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 7.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority’s opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities’ incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

(e)The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

(f)All Expenses incurred in the determination process under this Section 7.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

7.05Mandatory Allowance of Expenses.

(a)The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director’s or Officer’s written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

(i)The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

(ii)The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 7.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 7.04.

(b)If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 7.05, such Director or Officer shall not be required to pay interest on such amounts.

7.06Indemnification and Allowance of Expenses of Certain Others.

(a)The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

(b)The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

(c)The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 7.06(b)) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

7.07Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VII.

7.08Notice to the Corporation. A Director, Officer or employee shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 7.04(a)).

7.09Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

7.10Nonexclusivity of Article VII. The rights of a Director, Officer or employee (or any other person) granted under this Article VII shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VII shall be deemed to limit the Corporation’s obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

7.11Contractual Nature of Article VII; Changes to Rights. This Article VII shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article VII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VII with regard to acts, omissions or events arising prior to such repeal or limitation. If the Statute is amended to permit or require the Corporation to provide broader indemnification rights than this Article VII permits or requires, then this Article VII shall be automatically amended and deemed to incorporate such broader indemnification rights.

Article VIII.  AMENDMENTS

8.01By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented and entitled to vote thereon under the articles of incorporation at any Annual Meeting or Special Meeting at which a quorum is in attendance.

8.02By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

8.03Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.